                                                   Registration No. 333-________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    Form S-8
                             Registration Statement
                                      Under
                           The Securities Act of 1933

                                   ----------

                        PACIFICHEALTH LABORATORIES, INC.
               (Exact name of issuer as specified in its charter)

                   Delaware                                22-3367588
         (State or other jurisdiction of                (I.R.S. Employer
         incorporation or organization)               Identification Number)

         1480 Route 9 North, Suite 204
             Woodbridge, New Jersey                          07095
         Address of principal executive offices)           (Zip Code)

                           Year 2000 Stock Option Plan
                           ---------------------------
                              (full title of plan)

                                Stephen P. Kuchen
                             Chief Financial Officer
                          1480 Route 9 North, Suite 204
                              Woodbridge, NJ 07095
                     (Name and address of agent for service)

                                 (732) 636-6141
          (Telephone number, including area code, of agent for service)

                                             CALCULATION OF REGISTRATION FEE
==================================================================================================================
      Title of                                   Proposed maximum       Proposed maximum
    Securities to           Amount to be          Offering price            aggregate             Amount of
    be registered          registered (1)          per share (2)       offering price (2)   registration fee (2)
------------------------------------------------------------------------------------------------------------------
    Common Stock               470,000                $.313                  $147,110              $36.78
  $.0025 par value             Shares
    Common Stock             1,030,000                $1.75                $1,802,500             $450.63
  $.0025 par value             Shares
Total Registration Fee       1,500,000                 (2)                 $1,949,610             $487.41
==================================================================================================================

(1) The registration statement also covers an indeterminate number of additional shares that may become issuable under the registrant's Year 2000 Stock Option Plan (the "Plan") pursuant to anti-dilution and adjustment provisions thereof as a result of stock splits, stock dividends or similar transactions.

(2) Calculated in accordance with Rule 457 on the basis of (a) the exercise price of options to purchase 470,000 shares which are outstanding under the Plan, and (b) the average of the high and low sales prices of the registrant's common stock reported in the consolidated reporting system on May 1, 2001, with respect to 1,030,000 shares reserved for issuance on the exercise of options which may be but have not yet been granted under the Plan.

                            INTRODUCTORY STATEMENT


         This Registration Statement on Form S-8 is being filed to register 1,500,000 shares of Common Stock, par value $.0025 per share (the "Common Stock"), of PacificHealth Laboratories, Inc. (the "Company"), for issuance upon the exercise of options granted (470,000 shares) or which may be granted (an additional 1,030,000 shares) under the Company's Year 2000 Stock Option Plan.

         Pursuant to Rule 428(b)(1), promulgated under the Securities Act of 1933, as amended (the "Securities Act"), the information required by Part I of Form S-8 will be sent or given to option holders, as specified in such Rule, in the form of a prospectus that meets the requirements of Section 10(a) of the Securities Act. In accordance with the note which precedes the instructions to
Part I of Form S-8, the documents containing the information specified in Part I of Form S-8 have not been filed with the Securities and Exchange Commission either as part of this registration statement or as a prospectus or prospectus supplement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

                  The following documents heretofore filed with the Securities and Exchange Commission by PacificHealth Laboratories, Inc. (the "Company") under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

         (1) the Company's Annual Report on Form 10-KSB for the year ended December 31, 2000;

         (2) the description of the Company's Common Stock, par value $.0025 per share, set forth in the Company's Registration Statement on Form 8-A filed under Section 12 of the Exchange Act on December 12, 1997, and any amendment or report hereafter filed for the purpose of updating such description;

                  All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

                  Not applicable.

Item 5. Interests of Named Experts and Counsel.

                  Not applicable.

Item 6. Indemnification of Directors and Officers.

                  Section 145 of the Delaware General Corporation Law (the "DGCL") empowers a corporation to indemnify any person who was or is a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, and with respect to any criminal proceeding, he had reasonable cause to believe that his conduct was unlawful.

                  Section 145 of the DGCL also empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including amounts paid in settlement and attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation unless, and only to the extent that, the Delaware Court of Chancery or other court in which such action or suit was brought shall determine upon application that in view of all the circumstances of the case, that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

                  Section 145 of the DGCL further provides that, to the extent that a director or officer of a corporation has been successful on the merits or otherwise, in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he must be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. The right to indemnification under Section 145 is in addition to any other rights to which the indemnified party may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

                  Article NINTH of the Company's Certificate of Incorporation, as amended, provides that:

                  The Corporation shall, to the fullest extent permitted by the provisions of Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                  Article V of the Company's Amended and Restated Bylaws further implements the provisions of Section 145 of the DGCL in substantially the same terms as Article Ninth of the Certificate of Incorporation and, in addition, requires the Company to advance expenses reasonably incurred by persons entitled to indemnification under Article Ninth and Article V in advance of the final disposition of the matter giving rise to the right to indemnification.

                  As permitted by Section 102(7) of the DGCL, the Company's Certificate of Incorporation also provides that:

                  The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (7) of subsection (b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

Section 102(7) currently provides that any such provision of a corporation's certificate of incorporation may not eliminate or limit the liability of a director or officer for (i) any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under
Section 174 of the DGCL relating to unlawful dividends, or (iv) for any transaction from which the director derived an improper personal benefit.

Item 7. Exemption From Registration Claimed.

                  Not applicable.

Item 8. Exhibits.

4.1 Certificate of Incorporation of the Company, as amended (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form SB-2, Registration No. 333-36379).

4.2 Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form SB-2, Registration No. 333-36379).

5      Opinion of Eckert Seamans Cherin & Mellott, LLC (including consent).

23.1 Consent of Eckert Seamans Cherin & Mellott, LLC (included in its opinion filed herewith as Exhibit 5).

23.2   Consent of Larson, Allen, Weishair & Co. LLP.

99     Year 2000 Stock Option Plan.

Item 9. Undertakings.

         (a) The undersigned registrant hereby undertakes to:

                  (1) file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any information on the plan of distribution;

                  (2) for the purpose of determining liability under the Securities Act, treat each post-effective amendment a new registration of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


                  Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Woodbridge, New Jersey, on March 26, 2001.


                                  PACIFICHEALTH LABORATORIES, INC.


                                  By: /s/Robert Portman
                                      ------------------------------------
                                      Robert Portman,
                                      President and Chief Executive Officer


                  Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.

                  Signature                                  Title                              Date
                  ---------                                  -----                              ----
/s/ Robert Portman                               President and Chief                        March 26, 2001
------------------------------------             Executive Officer
ROBERT PORTMAN                                   (Principal Executive
                                                 Officer) and Director


/s/ Stephen P. Kuchen                            Vice President and                         March 26, 2001
------------------------------------             Chief Financial Officer
JONATHAN D. RAHN


/s/ David I. Portman                             Secretary and Director                     March 26, 2001
------------------------------------
DAVID I. PORTMAN


/s/ T. Colin Campbell                            Director                                   March 26, 2001
------------------------------------
T. COLIN CAMPBELL


/s/ Irving Tabachnick                            Director                                   March 26, 2001
------------------------------------
IRVING TABACHNICK

                        PACIFICHEALTH LABORATORIES, INC.

                                  EXHIBIT INDEX

4.1 Certificate of Incorporation of the Company, as amended (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form SB-2, Registration No. 333-36379).

4.2 Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form SB-2, Registration No. 333-36379).

5      Opinion of Eckert Seamans Cherin & Mellott, LLC (including consent).

23.1 Consent of Eckert Seamans Cherin & Mellott, LLC (included in its opinion filed herewith as Exhibit 5).

23.2   Consent of Larson, Allen, Weishair & Co. LLP.

99     Year 2000 Stock Option Plan.